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                                                                   EXHIBIT 10(b)


                               CONSENT OF COUNSEL


[Letterhead of Jorden Burt Boros Cicchetti Berenson & Johnson LLP]




Allstate Life Insurance Company of New York
3100 Sanders Road
Northbrook, Illinois  60062


Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in this Post-Effective Amendment No. 2 to Registration Statement No. 033-65381 of Allstate Life Insurance Company of New York Separate Account A on Form N-4. In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


Very truly yours,

Jorden Burt


By: /s/ Joan E. Boros
    -----------------------------------
        Joan E. Boros